EXHIBIT 11

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
COMPUTATION OF PER SHARE AMOUNTS
(In thousands, except per share amounts)
--------------------------------------------------------------------------------

                                              1996        1995        1994
                                              ----        ----        ----
                                                        Restated    Restated
                                                        (Note 2)    (Note 1)

PRIMARY:
Net Income                                  $11,998     $ 9,516     $ 3,171
                                            =======     =======     =======
Weighted average number of common shares     18,426      15,878      14,598

Assumed number of shares issued
  from common share equivalents               1,462       2,255       2,020
                                            -------     -------     -------

Weighted average number of common
  and common equivalent shares               19,888      18,133      16,618
                                            =======     =======     =======

Net Income per share:

  Primary                                   $  0.60     $  0.52     $  0.19
                                            =======     =======     =======

FULLY DILUTED:
Net Income                                  $11,998     $ 9,516     $ 3,171
                                            =======     =======     =======

Weighted average number of common shares     18,426      15,878      14,598

Assumed number of shares issued
  from common share equivalents               1,469       2,377       2,222
                                            =======     =======     =======

Weighted average number of
  common equivalent shares                   19,895      18,255      16,820
                                            =======     =======     =======

Net income per share:

  Fully diluted                             $  0.60     $  0.52     $  0.19
                                            =======     =======     =======

NOTE: The effect of options and warrants was calculated using the modified treasury stock method for the year ended September 30, 1994.